Exhibit 22

Healthtrust Subsidiary Corporations

Alabama

Community Hospital of Andalusia, Inc.
Crestwood Hospital & Nursing Home, Inc.
Doctors Hospital of Mobile, Inc.
Four Rivers Medical Center PHO, Inc.
Selma Medical Center Hospital, Inc.

Arizona

HTI Tuscon Rehabilitation, Inc.
Hospital Corporation of Arizona
Hospital Corporation of Northwest, Inc.
Tri-City Med, Inc.

Arkansas

DeQueen Health Services, Inc.
HCMH, Inc.

California

Amisub (Westside), Inc.
CH Systems
C.H.L.H., Inc.
Chino Community Hospital Corporation, Inc.
Community Hospital of Gardena Corporation, Inc.
Encino Hospital Corporation, Inc.
Healdsburg General Hospital, Inc.
Mission Bay Memorial Hospital, Inc.
Notami Hospitals of California, Inc.
Sebastopol Hospital Corporation
Ukiah Hospital Corporation
VMC-GP, Inc.
VMC Management, Inc.
Visalia Community Hospital, Inc.
West Los Angeles Physicians' Hospital, Inc.
Westside Hospital

Delaware

Alice Physicians and Surgeons Hospital, Inc.
Alvin Community Hospital, Inc.
BMC-CT, Inc.
CBH-CT, Inc.
Coastal Bend Hospital, Inc.
Coastal Healthcare Services, Inc.
Coralstone Management, Inc.
Cornerstone Health Management Company
DHL Corporation
DHL Management, Inc.
Danforth Hospital, Inc.
Denton Regional Medical Center, Inc.
Doctors' Hospital of Laredo, Inc.
Drake Development Company
Drake Development Company II
Drake Development Company III
Drake Development Company IV
Drake Development Company V
Drake Development Company VI
Drake Management Company
EPIC Development, Inc.
EPIC Diagnostic Management Company
EPIC Holdings, Inc.
EPIC Healthcare Group, Inc.
EPIC Healthcare Services, Inc.
EPIC Healthcare Management Company
EPIC Master Leasing, Inc.
EPIC Surgery Centers, Inc.
EPIC Technology, Inc.
Earthstone HomeHealth Company
Eastside Hospital Holding, Inc.
Forest Park Surgery Pavilion, Inc.
Fort Bend Hospital, Inc.
GPCH-GP, Inc.
GPCH Management, Inc.
General Health Services, Inc.
Greystone Healthcare, Inc.
Healthtrust Texas Management Services, Inc.
Hearthstone Home Health, Inc.
Hearthstone Management Company
Hospital Development Properties, Inc.
Katy Medical Center, Inc.
Keystone HomeHealth Management, Inc.
Lake City Health Centers, Inc.
Loon Investments, Inc.
MRT & C, Inc.
Mallard Finance Company
Medical Arts Corporation
Medical Arts Hospital of Texarkana, Inc.
Medical Plaza Hospital, Inc.
Medistone Healthcare Ventures, Inc.
Medistone Management Company
Mid-Continent Health Services, Inc.
Milestone Healthcare, Inc.
Milestone Healthcare Management, Inc.
North Texas Medical Center, Inc.
Notami Holdco, Inc.
Notami (Texas), Inc.
Notami Service Company
NTMC Venture, Inc.
NTMC Management Company
PSS-GP, Inc.
Parkway Cardiac Center Management Company
Parkway Hospital, Inc.
Pinnacle Management Group, Inc.
Riverside Hospital, Inc.
Round Rock Hospital, Inc.
Westbury Hospital, Inc.

Florida

CCH Management, Inc.
CCH-GP, Inc.
Easte Point Hospital, Inc.
Gateway Medical Services Organization,Inc.
Home Health of Citrus County, Inc.
Hospital Corporation of Lake Worth
Hospital Development & Service Corp.
Medical Care of Broward, Inc.
Medical Center of Santa Rosa,Inc.
Notami (Clearwater), Inc.
Notami Hospitals of Florida, Inc.
North Beach Hospital, Inc.
North Okaloosa Medical Center, Inc.
Palms West Hospital, Inc.
Palms West Physician Hospital Organization, Inc.
Physician Services of Palm Beach County, Inc.
Santa Rosa Emergency Medical Services,Inc.
South Bay Physician Clinics, Inc.
South Seminole Hospital, Inc.
St. Augustine Hospital, Inc.
Sun City Hospital,Inc.
Visions Healthcare, Inc.

Georgia

Amisub of Georgia, Inc.
Barrow Medical Ventures, Inc.
Barrow Mesh Enterprises, Inc.
Columbus Cardiology, Inc.
Columbus Doctors Hospital, Inc.
Gainesville Cardiology, Inc.
Hospital Corporation of Lanier, Inc.

Hawaii

Nenalani Insurance Services Corporation

Idaho

Eastern Idaho Health Services, Inc.
Med Central, Inc.
West Valley Medical Center, Inc.

Indiana

HTI Health Services of Indiana, Inc.
Terre Haute Regional Hospital, Inc.

Kentucky

Community Hospital, Inc.
Hospital Corporation of Kentucky
Logan Memorial Hospital, Inc.
Medical Services of Kentucky, Inc.
Springview Hospital, Inc.

Louisiana

Acadiana Practice Management, Inc.
Dauterive Hospital Corporation
Doctors Hospital of Opelousas Management, Inc.
Hamilton Medical Center, Inc.
Highland Park Hospital, Inc.
Mandeville Surgery Center, Inc.
Medical Center of Baton Rouge, Inc.
Notami Hospitals of Louisiana, Inc.
Notami (Opelousas), Inc.
Riverview Medical Center, Inc.
Select Healthcare Services, Inc.
Women's and Children's Hospital, Inc.

Mississipi

Brookwood Medical Center of Gulfport, Inc.
Coastal Imaging Center of Gulfport, Inc.
GOSC-GP, Inc.
Gulf Coast Medical Ventures, Inc.
HTI Health Services, Inc.

Missouri

Notami Hospitals of Missouri, Inc.

North Carolina

Brunswick Health Alliance, Inc.
HTI Health Services of North Carolina, Inc.
Heritage Hospital, Inc.
Hospital Corporation of North Carolina

Oklahoma

Claremore Regional Hospital, Inc.
Doctors' Hospital - Tulsa, Inc.
Edmond Physician Hospital Organization, Inc.
Hospital Corporation of Seiling, Inc.
Lake Region Health Alliance Corporation
Medical Imaging, Inc.
Notami Hospitals of Oklahoma, INc.
Southwestern Medical Center, Inc.

Oregon

Hospital Corporation of Douglas, Inc.
McMinnville Hospital, Inc.
Roseburg Ambulance, Inc.

South Carolina

Chesterfield General Hospital, Inc.
Doctors Memorial Hospital, Inc.
DMH Spartanburg Management, Inc.
DMH Spartanburg, Inc.
HTI South Carolina, Inc.
Walterboro Community Hospital, Inc.

Tennessee

Benton Community Hospital, Inc.
Crockett General Hospital,Inc.
Eastern Tennessee Medical Services, Inc.
HTI Edgefield, Inc.
HTI Medical Services Corporation
HTI Memorial Hospital Corporation
HTI Tri-Cities Rehabilitation, Inc.
Healthtrust, Inc. - The Hospital Company
Hendersonville Hospital Corporation
HomeTrust Management Services, Inc.
Hospital Corporation of Smith and Overton County
Humboldt Cedar Crest Hospital, Inc.
IPN Services, Inc.
Johnson City Eye & Ear Hospital, Inc.
Johnson City Medical Services, Inc.
Medical Resource Group, Inc.
Middle Tennessee Medical Services Corporation
North Side Hospital, Inc.
River Park Hospital, Inc.
SP Acquisition Corp.
Southern Tennessee Ambulance Service, Inc.
Stones River Hospital, Inc.
Sycamore Shoals Hospital, Inc.
Trinity Hospital Corporation

Texas

Austin Medical Center, Inc.
Bedford-Northeast Community Hospital, Inc.
Brownsville-Valley Regional Medical Center, Inc.
Brownwood Regional Hospital, Inc.
Conroe Hospital Corporation
Coronado Community Hospital, Inc.
DFW Physician Services Corporation
DeTar Hospital, Inc.
Doctors Hospital (Conroe), Inc.
EPIC Properties, Inc.
HTI Gulf Coast, Inc.
Longview Regional Hospital, Inc.
Mansfield Hospital, Inc.
Medical Arts Hospital of Dallas, Inc.
Midway Park Health Network, Inc.
Midway Park Medical Center Corporation
Northeast PHO, Inc.
Panhandle Medical Management Services, Inc.
Pasadena Bayshore Hospital, Inc.
Terrell Community Hospital, Inc.
Texas Medical Technologies, Inc.
Trucare Health Systems, Inc.
Trucare Physical Therapy Services, Inc.
Trucare Rehabilitation Services, Inc.
Wharton Hospital Corporation
Woodland Heights General Hospital, Inc.

Utah

Brigham City Community Hospital, Inc.
Castleview Hospital, Inc.
HTI HomeMed of Utah, Inc.
HTI of Utah, Inc.
HTI - Managed Care of Utah, Inc.
HTI Physician Services of Utah, Inc.
HTI Utah Data Corporation
Healthtrust Utah Management Services, Inc.
Hospital Corporation of Utah
MHHE Corporation
Medical Services of Salt Lake City, Inc.
Mountain View Hospital, Inc.
Ogden Medical Center, Inc.
Pioneer Valley Hospital, Inc.
West Jordan Hospital Corporation

Virginia

Montgomery Regional Hospital, Inc.
New River Healthcare Plan, Inc.
Northern Virginia Hospital Corporation
Pulaski Community Hospital, Inc.

Washington

Capital Network Services, Inc.
Olympia Hospital Corporation
Rainier Regional Rehabilitation Hospital, Inc.

Wyoming

Riverton MSO, Inc.
Wyoming Health Services, Inc.